UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017

JAKKS PACIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2951 28th Street, Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 268-9444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The employment agreements for Stephen Berman, our President and Chief Executive Officer, and for John (Jack) McGrath, our Chief Operating Officer, as amended to date, provide, inter alia, that for fiscal year 2017, their respective Annual Performance Bonuses will depend on our achieving certain performance criteria. The performance measures are based upon net revenues and EBITDA (earnings before interest, taxes, depreciation and amortization) with each performance measure weighted 50%. The specific performance criteria is to be determined by the Compensation Committee of our Board of Directors (the “Board”) before the end of the Company’s first fiscal quarter. The performance criteria for Messrs. Berman and McGrath’s respective 2017 Annual Performance Bonuses have been established by the Compensation Committee, and are set forth below, subject to the following conditions: (i) if the minimum EBITDA threshold of $32.8 million is not met no Annual Performance Bonus will be earned regardless of the amount of net revenue, and (ii) the net revenue criteria used to calculate the Annual Performance Bonus cannot be higher than two tiers above the EBITDA tier actually achieved. The following examples are provided as an illustration of the foregoing conditions: (1) if the Company achieves net revenue of $700 million and EBITDA of $25 million, the Annual Performance Bonus would be zero because the threshold EBITDA target was not achieved; and, as another example, (2) if the Company achieves net revenue of $700 million and EBITDA of $41 million, the portion of the Annual Performance Bonus calculated according to the net revenue criteria would be limited to 80% (i.e. two higher than the EBITDA level achieved) and the pay-out for the portion calculated according to the EBITDA criteria would be 40%.

The criteria for Messrs. Berman and McGrath’s respective 2017 bonuses have been established by the Compensation Committee, after discussion with its consultant, Willis Towers Watson, as follows, subject to the conditions described in the preceding paragraph:

Stephen Berman

Bonus as % of Target
	Net Revenue ($Millions)		EBITDA ($Millions)

Overall Threshold to achieve any bonus - - - - - - - - - - - >			<$32.8
0%	<$593.2		$32.8	$38.5
20%	$593.2	$607.9	$38.6	$40.4
40%	$608.0	$623.1	$40.5	$42.4
60%	$623.2	$638.7	$42.5	$44.5
80%	$638.8	$654.7	$44.6	$46.7
100%	$654.8	$687.5	$46.8	$49.1
120%	$687.6	$721.9	$49.2	$51.6
140%	$722.0	$758.0	$51.7	$54.2
160%	$758.1	$795.9	$54.3	$56.9
180%	$796.0	$835.7	$57.0	$59.7
200%	$835.8	$877.5	$59.8	$62.7
220%	$877.6	$921.4	$62.8	$65.8
240%	$921.5	$967.5	$65.9	$69.1
260%	$967.6	$1,015.9	$69.2	$72.6
280%	$1,016.0	$1,066.7	$72.7	$76.2
300%	$1,066.8	and up	$76.3	and up

John (Jack) McGrath

Bonus as % of Target
	Net Revenue ($Millions)		EBITDA ($Millions)

Overall Threshold to achieve any bonus - - - - - - - - - - - >			<$32.8
0.0%	<$593.2		$32.8	$38.5
20.0%	$593.2	$607.9	$38.6	$40.4
40.0%	$608.0	$623.1	$40.5	$42.4
60.0%	$623.2	$638.7	$42.5	$44.5
80.0%	$638.8	$654.7	$44.6	$46.7
100.0%	$654.8	$687.5	$46.8	$49.1
102.5%	$687.6	$721.9	$49.2	$51.6
105.0%	$722.0	$758.0	$51.7	$54.2
107.5%	$758.1	$795.9	$54.3	$56.9
110.0%	$796.0	$835.7	$57.0	$59.7
112.5%	$835.8	$877.5	$59.8	$62.7
115.0%	$877.6	$921.4	$62.8	$65.8
117.5%	$921.5	$967.5	$65.9	$69.1
120.0%	$967.6	$1,015.9	$69.2	$72.6
122.5%	$1,016.0	$1,066.7	$72.7	$76.2
125.0%	$1,066.8	and up	$76.3	and up

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: April 3, 2017
	By:	/s/ JOEL M. BENNETT
Joel M. Bennett, CFO